Filed Pursuant to Rule 433
                                                         File No.: 333-129918-05

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-129918. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

    Balance   Net Wac  Net Int   All Prin  Scheduled  Prepayment  Recovery  Loss  Neg Am  Passthru  Penalty  YM        TotCF
--  --------  -------  --------  --------  ---------  ----------  --------  ----  ------  --------  -------  --------  --------
 0  42350000   6.5494         0         0          0           0         0     0       0   5.19221        0         0         0
 1  41624903   6.5494  231139.2  725097.4          0    725097.4         0     0       0   5.19221        0   59676.7   1015913
 2  40940502   6.5494  234754.5  684400.8          0    684400.8         0     0       0   5.19221        0  55337.16  974492.5
 3  40294513   6.5494  223446.4  645988.4          0    645988.4         0     0       0   5.19221        0  51411.23    920846
 4  39684782   6.5494  227251.4  609731.8          0    609731.8         0     0       0   5.19221        0  47637.61  884620.9
 5  39109271   6.5494  223812.7  575510.2          0    575510.2         0     0       0   5.19221        0  44122.58  843445.5
 6  38566062   6.5494  199221.8  543209.3          0    543209.3         0     0       0   5.19221        0  41146.57  783577.6
 7  38053341   6.5494  217503.4  512721.3          0    512721.3         0     0       0   5.19221        0  38083.27  768307.9
 8  37569396   6.5494  207688.8  483944.5          0    483944.5         0     0       0   5.19221        0  35319.94  726953.2
 9  37112614   6.5494  211882.4  456782.7          0    456782.7         0     0       0   5.19221        0  32661.33  701326.5
10  36681468   6.5494  202554.5  431145.5          0    431145.5         0     0       0   5.19221        0  30266.25  663966.2
11  36274521   6.5494  206874.7  406947.2          0    406947.2         0     0       0   5.19221        0  27960.95  641782.8
12  35890414   6.5494  204579.6    384107          0      384107         0     0       0   5.19221        0     25817  614503.6
13  35527865   6.5494  195883.9  362548.7          0    362548.7         0     0       0   5.19221        0  23889.81  582322.4
14  35185665   6.5494  200368.7  342200.4          0    342200.4         0     0       0   5.19221        0  22033.54  564602.6
15  34862671   6.5494  192037.5  322994.2          0    322994.2         0     0       0   5.19221        0  20367.55  535399.2
16  34557805   6.5494  196617.1  304865.9          0    304865.9         0     0       0   5.19221        0  18762.07  520245.1
17  34270050   6.5494  194897.8  287755.1          0    287755.1         0     0       0   5.19221        0  17271.04  499923.9
18  33998445   6.5494  180805.6  271604.6          0    271604.6         0     0       0   5.19221        0  15985.91  468396.1
19  33742084   6.5494  191743.1  256360.7          0    256360.7         0     0       0   5.19221        0  14695.99  462799.7
20  33500112   6.5494  184158.7  241972.2          0    241972.2         0     0       0   5.19221        0  13543.31  439674.2
21  33271721   6.5494  188932.6  228391.4          0    228391.4         0     0       0   5.19221        0  12430.93  429754.9
22  33026477   6.5494  181591.5    245244   29671.25    215572.8         0     0       0   5.19221        0  11418.76  438254.3
23  32799390   6.5494  186261.4  227086.5    23612.9    203473.6         0     0       0   5.19221        0  10442.37  423790.3
24  32583737   6.5494  184980.7  215653.6   23600.08    192053.5         0     0       0   5.19221        0   9539.86  410174.2
25  32372921   6.5494  177836.6  210815.4   29541.06    181274.4         0     0       0   5.19221        0    8740.7  397392.7
26  32178192   6.5494  182575.5  194729.6   23629.34    171100.2         0     0       0   5.19221        0   7968.82  385273.9
27  31987185   6.5494  175623.2    191007   29509.86    161497.1         0     0       0   5.19221        0   7287.08  373917.2
28  31811067   6.5494  180400.1  176117.7   23684.71      152433         0     0       0   5.19221        0      6628  363145.8
29  31643485   6.5494  179406.8  167582.7   23705.12    143877.6         0     0       0   5.19221        0   6020.13  353009.6
30  31466626   6.5494  161191.2  176858.5   41056.14    135802.3         0     0       0   5.19221        0   5537.22  343586.9
31  31314585   6.5494  177464.3    152041   23860.63    128180.3         0     0       0   5.19221        0   5016.97  334522.2
32  31163986   6.5494  170909.8  150598.8   29612.71    120986.1         0     0       0   5.19221        0   4560.75  326069.4
33  31025818   6.5494  175757.4    138168   23972.27    114195.7         0     0       0   5.19221        0   4118.54  318043.9
34  30888350   6.5494  169333.8  137468.1   29681.69    107786.4         0     0       0   5.19221        0   3742.69  310544.5
35  30762510   6.5494  174202.9  125840.1    24103.3    101736.8         0     0       0   5.19221        0    3376.2  303419.2
36  30642324   6.5494  173493.2  120186.5   24159.76    96026.74         0     0       0   5.19221        0   3038.38  296718.1
37  30521874   6.5494  167240.7  120449.9   29812.77    90637.18         0     0       0   5.19221        0   2744.25  290434.9
38  30412007   6.5494  172136.1  109867.1      24317     85550.1         0     0       0   5.19221        0   2456.92  284460.1
39  30301322   6.5494  165983.7  110684.7   29936.16    80748.54         0     0       0   5.19221        0   2207.77  278876.1
40  30276832   6.5494  170892.2  24490.07   24490.07           0         0     0       0   5.19221        0         0  195382.3
41  30252203   6.5494  170754.1  24628.62   24628.62           0         0     0       0   5.19221        0         0  195382.7
42  30210872   6.5494  154104.1  41331.04   41331.04           0         0     0       0   5.19221        0         0  195435.1
43  30185870   6.5494  170382.1  25001.79   25001.79           0         0     0       0   5.19221        0         0  195383.9
44  30155218   6.5494  164749.5  30652.16   30652.16           0         0     0       0   5.19221        0         0  195401.6
45  30129902   6.5494  170068.2  25316.65   25316.65           0         0     0       0   5.19221        0         0  195384.9
46  30098943   6.5494    164444  30958.59   30958.59           0         0     0       0   5.19221        0         0  195402.6
47  30073308   6.5494  169750.9  25635.03   25635.03           0         0     0       0   5.19221        0         0  195385.9
48  30047528   6.5494  169606.3  25780.06   25780.06           0         0     0       0   5.19221        0         0  195386.3
49  30016118   6.5494  163994.4  31409.59   31409.59           0         0     0       0   5.19221        0         0    195404
50  29990015   6.5494  169283.7  26103.61   26103.61           0         0     0       0   5.19221        0         0  195387.4
51  29958290   6.5494  163680.5  31724.47   31724.47           0         0     0       0   5.19221        0         0    195405
52  29931859   6.5494  168957.6  26430.77   26430.77           0         0     0       0   5.19221        0         0  195388.4
53  29905279   6.5494  168808.5  26580.31   26580.31           0         0     0       0   5.19221        0         0  195388.8
54  28186140   6.5494  152336.8   1719139   43103.82     1676035         0     0       0   5.19221        0         0   1871476
55  26580142   6.5494  158963.1   1605998   25460.58     1580538         0     0       0   5.19221        0         0   1764961
56  25060924   6.5494    145070   1519218   29018.42     1490200         0     0       0   5.19221        0         0   1664288
57         0   6.5494  141337.6  25060924   25060924           0         0     0       0   5.19221        0         0  25202261